LEASE AGREEMENT
                                 ---------------

         THIS LEASE AGREEMENT (the "Lease") is made and entered into the ______ day of ______________, 1999, by and between TREASURE LAKE R.V. RESORT CAMPING CLUB, INC., a Missouri non-profit corporation of Branson, Missouri ("Lessor") and ITEC ATTRACTIONS, INC., a Nevada corporation, successor to INTERNATIONAL TOURIST ENTERTAINMENT CORPORATION, a U.S. Virgin Islands corporation, ("Lessee").

         NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  herein
contained, the parties agree as follows:

         1. LEASE GRANT. The Lessor hereby leases to the Lessee and the Lessee does hereby take as Lessee from the Lessor, the real property, located in Branson, Missouri and more particularly described in Exhibit A, attached hereto and made a part hereof by reference (the "Premises") together with improvements now or hereafter to be constructed on said real property.

         2. TERM. The term of this Lease shall begin on the _____ day of ____________, 1999 (the "Effective Date"), and shall continue for a period coextensive with the term, or any extension or reduction thereof, set forth in that certain Ground Lease Agreement entered into between Lessor and Lessee on the 16th day of February, 1993 (the "Original Ground Lease"), unless terminated under any other provision of this Lease.

         3. RENT. Lessee shall pay to Lessor during the term of this Lease the amount of Twenty Thousand Dollars ($20,000.00) per calendar year (the "Base Rent"), in equally amortized monthly installments payable, without demand, in advance on the first day of each calendar month at One Treasure Lake Drive, Branson, Missouri 65616. The first monthly installment shall be payable on the first day of the seventh (7th) month after the execution of this Lease Agreement. Time is of the essence in the payment of rent. Rent for any partial year shall be prorated at the rate of one twelfth (1/12) of the annual rent for each month of such partial year and rent for any partial month shall be prorated on a per diem basis.

         Lessee shall pay to Lessor, as additional rent, for any area of the Premises exceeding 1.5 acres, a sum equal to the same rate per square foot as the Base Rent of Twenty Thousand Dollars ($20,000.00) per year relates to 1.5 acres. Said additional rent shall be payable at the same time and in the same manner as the Base Rent.

         Lessee has contracted with Surrey Vacation Resorts, a Missouri corporation ("Surrey"), whereby Surrey has committed to furnish sufficient fill dirt (currently estimated at approximately 42,900 cubic yards) to the Premises in order to permit Lessee to construct a parking lot on the Premises (the "Parking Lot"). In the event that Surrey shall breach its obligations to Lessee and fail to provide sufficient fill dirt to permit Lessee to construct and complete the Parking Lot within the first six (6) months of this Lease, then the Base Rent shall be reduced beginning with the seventh month from the scheduled Twenty Thousand Dollars ($20,000.00) per year to Five Thousand Dollars ($5,000.00) per year (prorated in equally amortized monthly installments) until the earlier of (i) the first month following completion or use of the Parking Lot, or (ii) the third anniversary of the execution of this Lease.

         4. CONDITION. Lessee has fully inspected the Premises and accepts the same in an "AS IS" condition, acknowledging that Lessor has no duty to make any changes, alterations or repairs to the Premises prior to or during this Lease, other than those resulting from the negligence or omissions of Lessor, its agents, employees or contractors.

         5. LESSEES PROPERTY. Lessee agrees that any furnishings, fixtures, equipment, merchandise and other personal property of Lessee or persons claiming under Lessee which may be on the Premises shall be at the sole risk and hazard of Lessee. Lessee shall pay all taxes levied, imposed or assessed against the furniture, fixtures, leasehold improvements, equipment, signs and any other of Lessee's personal or other property located in or upon the Premises and any and all sales and use taxes levied, imposed or assessed against the business transactions of Lessee.

         6. EXPENSES. Lessee shall pay for any and all utility services and expenses required for the operation of or furnished to or consumed on the Premises including, without limitation, all gas, water and electric utilities, telephone, janitor, maintenance and trash removal expenses. Lessor shall pay all property taxes associated with the Premises during the Term, and Lessee shall on demand, reimburse Lessor for such payment. It is intended that during the term of this Lease, the Base Rent, together with any additional rent as set forth elsewhere herein, shall be absolutely net to Lessor of all expenses incident to the Premises and this Lease.

         7. MAINTENANCE. Lessee shall keep the Premises free from refuse and shall maintain the Premises in a clean, safe and presentable condition, free from nuisance and hazardous materials, as required by all applicable laws, ordinances, codes and regulations. Lessee shall also repair all damage of any kind to the Premises occurring during this Lease, provided, however, Lessee will be permitted to determine in its sole discretion whether to repair or replace any damaged or destroyed Improvements (as defined below). Lessee shall not suffer or permit any lien or encumbrance (except for inchoate liens) to attach to the Premises by reason of any work done or performed or any material or materials furnished by or to the Lessee. Lessee covenants to indemnify, hold harmless and defend Lessor, its successors and assigns, from any and all such claims.

         8. IMPROVEMENTS. Lessee may, but shall not be required to construct upon the Premises, at such time or times as Lessee shall deem it to be appropriate, such improvements as Lessee shall determine to be most appropriate for its economic use of the Premises. All such improvements shall be constructed in accordance with applicable insurance requirements, legal requirements, and in a good and workmanlike manner. Such improvements shall comply with all applicable code requirements from the public authorities with jurisdiction over the Premises. Lessee shall comply with any requirements of the City of Branson, Missouri regarding the replacement of trees which are removed to construct improvements. To the fullest extent permissible by the City of Branson, Missouri, Lessee shall place any replacement trees on property controlled by Lessor, at such locations as Lessor may designate. "Improvements" means the building or buildings, signs, other structures, site work, pavement and landscaping currently in place or to be erected, constructed or placed upon or to become a part of the Premises and all replacements thereof, and additions and improvements thereto. All improvements made for or installed in the Premises by Lessee shall become the property of Lessor upon the expiration or earlier termination of this Lease.

         Lessor shall, at Lessee's sole cost and expense, cooperate with Lessee to enable Lessee to obtain all permits, zoning changes, approvals of governmental entities or other parties, easements, utilities and other matters reasonably necessary to enable Lessee to construct and operate the Improvements.

         9. MECHANIC'S LIEN. Lessee will not permit any mechanic's lien or liens to be placed upon the Premises (except for inchoate liens). Nothing in this Lease shall be deemed or construed in any way as constituting the request of Lessor, expressed or implied, to any person, for the performance of any labor or the furnishing of any materials for all or part of the Premises. If any lien is claimed against the Premises for services or materials provided at the request or for the benefit of Lessee, then, in addition to any other right or remedy of Lessor, if (1) Lessee has not caused such lien to be discharged of record or bonded within ninety (90) days after it receives written notice from Lessor of the filing of such lien or (2) Lessee has not contested by appropriate proceedings, the amount, validity, or application of any such lien which suspend the collection thereof pending final determination of such proceedings, then Lessor may notify Lessee that such continuing lien constitutes an event of default.

         10. LIABILITY. Lessor shall not be liable to Lessee or Lessee's customers, licensees, agents, guests or employees for any injury or damages to its, his or their persons or property by any cause except the direct and active negligence of or intentional acts of Lessor.


         11. INSURANCE. At all times during this Lease, Lessee shall, at its sole cost and expense, (i) maintain, in full force and effect, a policy of commercial general liability insurance, including contractual liability coverage, on an occurrence form, providing coverage against claims for bodily injury, death and property damage, with coverage of a minimum of One Million Dollars ($1,000,000.00) per occurrence, naming Lessor as an additional insured, and (ii) maintain, in full force and effect, a policy of workers' compensation insurance providing full statutory coverage for the employees of Lessee under the Missouri Workers' Compensation Law, including employers' liability coverage with a minimum limit per occurrence of Five Hundred Thousand Dollars ($500,000.00).

         Compliance with the above insurance requirements shall not limit Lessee's liability in any way.

         Upon execution of this Lease, annually at policy renewals, and any other time upon written or oral request by Lessor, Lessee shall deliver certificates of insurance evidencing insurance coverages to be maintained hereunder. Each certificate shall provide that the insurer will not cancel or materially amend such policies except after thirty (30) days written notice to Lessor.

         12. INDEMNIFICATION. Lessee shall indemnify and hold Lessor, its members, officers, directors, employees, agents, successors and assigns, harmless from any and all liabilities, losses, damages, costs, expenses (including reasonable attorneys' fees and expenses) causes of action, suits, claims, demands or judgments of any nature arising from (a) injury to or death of any person, or damage to or loss of property on the Premises or connected with the use, condition or occupancy of the Premises, (b) Lessee's violation of this Lease, (c) any act or omission of Lessee or their agents or invitees, or
(d) Lessee's use, generation, storage, release or disposal of any hazardous materials or environmentally threatening condition or material on the Premises. Lessee shall also indemnify and hold Lessor harmless from any and all liability, cost or expense arising out of or connected with the business of Lessee.

         13. ASSIGNMENT AND SUB-LETTING. Lessee shall have no right to assign or sub-let the Premises, or any part thereof, without the written consent of Lessor, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Lessee may assign or sub-let the Premises in conjunction with any assignment or sublease permitted under Section 14 of the Original Ground Lease.

         14. USE OF THE PREMISES. The Premises shall not be used for any illegal purposes or in violation of any legal requirement of any public authority, or in any manner to create any nuance or trespass, or to make void or voidable any insurance on the Premises. The Lessee shall not permit the Premises, or any part thereof, to be used in any business having as its primary source of income, the sale of alcoholic beverages.

         15. CARE OF THE PREMISES BY LESSEE. Lessee shall not commit or allow any waste to be committed on any portion of the Premises and at the termination of this Lease, Lessee shall deliver the Premises to Lessor in as good condition as at the commencement date, ordinary wear and use excepted. Lessee will, at Lessee's sole expense, take good care of the Premises and the appurtenances therein. Subsequent to the execution of this Lease, the Lessor shall have no right or obligation to make any repairs, improvements or alterations whatsoever to the Premises except for repairs of latent defects not discoverable by Lessee in the exercise of reasonable diligence. The Lessee shall service, keep and maintain the Premises and all installed fixtures and systems, including, without limitation, all driveways, parking lots, walkways, landscaped areas, plumbing, wiring, piping, fixtures, doors, equipment, heating, air conditioning and electrical systems and appurtenances serving the Premises in good order and repair during the lease term.

         16. CONDEMNATION. If all of the Premises shall be taken in a condemnation proceeding, or if a portion thereof shall be taken which materially interferes with the use and operation of the Premises by Lessee, this Lease shall terminate as of the date of such taking. If less than all of the Premises shall be taken in a condemnation proceeding, but such taking does not materially interfere with the use of the Premises by Lessee, then this Lease will continue and the rights under this Lease shall not change, provided, however, the amount of rent that Lessee is thereafter required to pay to Lessor shall be reduced for any area of the Premises taken in such condemnation by an amount equal to the same rate per square foot as the Base Rent of Twenty Thousand Dollars ($20,000.00) per year relates to 1.5 acres. Lessee shall have no right to any proceeds of any condemnation award.

        17. INSPECTION OF PREMISES BY LESSOR. Lessor shall have the right to enter the Premises at all reasonable times for the purpose of inspecting the same, or for exhibiting the Premises for purposes of appraisal, inspection, sale, mortgage or re-letting or for repair in the event of loss.

         18. REPRESENTATIONS AND WARRANTIES OF LESSOR. The following representations and warranties set forth in the Original Ground Lease are hereby made by Lessor with respect to the Premises as if set forth in haec verba:
6.1(a), 6.1(b), 6.1(c), 6.1(f), 6.1(g) and 6.1(h).

         19. REPRESENTATIONS AND WARRANTIES OF LESSEE. The following representations and warranties set forth in the Original Ground Lease are hereby made by Lessee with respect to the Premises as if set forth in haec verba:
6.2(a) and 6.2(b).

         20. RIGHT OF FIRST REFUSAL AND PURCHASE. If Lessor determines to sell the Premises to a third party, Lessee shall have the right of first refusal to acquire the Premises from Lessor. Lessee's right of first refusal to acquire the Premises under this Section shall be upon the same terms and conditions as are set forth in Section 27 of the Original Ground Lease.

         21. EVENTS OF DEFAULT. The happening of any one or more of the following events (if Lessee shall fail to cure, remedy or correct such event within thirty (30) days after written notice from Lessor) shall constitute a breach of this Lease by Lessee: (a) the failure of Lessee to pay any rent or any other sums of money due hereunder; (b) the failure of Lessee to comply with any provision of this Lease; (c) the failure to comply with any provision of the Ground Lease Agreement dated the 16th day of February, 1993 entered into by the parties; (d) the taking of the leasehold in execution or other process of law in any action against Lessee; (e) the filing of any bankruptcy or similar proceeding by or against Lessee under any applicable law; (f) the appointment of a receiver or trustee for Lessee's leasehold interest in the Premises or for all or a substantial part of the assets of Lessee; and, (g) any other act or omission designated as an event of default in this Lease.

         22. REMEDIES ON DEFAULT. Upon the occurrence of any event of default by Lessee, Lessor shall have the option, upon written notice to Lessee, to declare this Lease to be terminated and upon such termination, all unpaid rental for the remainder of the Lease term shall be immediately due and payable. Further, upon such termination, Lessee shall remove all of Lessee's personal property (including movable equipment and trade fixtures) and Lessee shall repair all injury done by or in connection with the installation or removal of said property and surrender the Premises (together with all keys and other access devices to the Premises) in as good a condition as they were at the beginning of the Lease term, reasonable wear and tear excepted. All property of Lessee remaining on the Premises thereafter shall be deemed conclusively abandoned and may, at the election of Lessor, either be retained as Lessor's property or be removed and disposed of by Lessor. In the event of termination of the Lease, Lessee's interest in this Lease shall be forfeited and Lessee shall be considered a tenant from month to month for purposes of an action by Lessor to recover rent and possession. If Lessor is required to utilize the courts to enforce this agreement, Lessor shall be entitled to recover reasonable attorney fees and court cost, in addition to any other relief sought.

         23. RIGHTS AND REMEDIES CUMULATIVE. The rights and remedies provided by this Lease are cumulative and the use of any one right or remedy by either party shall not preclude or waive its right to use any or all other remedies. Said rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

         24. RELATIONSHIP OF PARTIES. Nothing contained in this Lease shall be deemed or construed by the parties hereto, nor by any third party, as creating the relationship of principal and agent or of partnership or of joint venture between Lessor and Lessee, it being understood and agreed that no provision contained herein, nor any acts of the parties herein shall be deemed to create any relationship between the parties other than the relationship of Lessor and Lessee.

         25. WAIVER OF DEFAULT. No waiver by the parties hereto of any default or breach of any term, condition or covenant of this Lease shall be deemed to be a waiver of the same or any other term, condition or covenant contained herein.

         26. ENTIRE AGREEMENT. This agreement represents the entire agreement between the parties and no other agreements, warranties or representations of any kind are made by either party except as expressly contained or referenced herein. This agreement can only be amended in writing by a document signed by both Lessor and Lessee.

         27. GOVERNING LAW AND VENUE. This Lease and the rights and obligations of the parties hereto are governed by the laws of the State of Missouri. Each party agrees that any cause of action which may arise from this Lease or the rights and obligations of the parties hereto, shall be brought in the Court of the State of Missouri in Taney County, Missouri.

         28. ATTORNEYS' FEES. The prevailing party in any action arising under the terms of this Lease shall be entitled to recover the costs and a reasonable attorneys' fees, at trial, in all administrative proceedings and appeals, and in all post judgment enforcement and collection actions, and any judgment so entered shall reserve jurisdiction for purposes of assessing such post judgment costs and attorneys' fees.

         29. FURTHER ASSURANCES. Lessor and Lessee agree that they will, from time to time, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such supplements hereto and such further instruments as may be reasonably required for correcting any inadequate or incorrect description of the Premises hereby leased or intended so to be or for carrying out the intention hereof.

         30. NOTICES. Any and all notices or other communication required or desired to be given hereunder by any party shall be in writing. A notice shall be validly given or made to another party if delivered either personally or upon receipt if deposited in the United States mail, certified or registered, postage prepaid and if addressed to the applicable party as set forth below.

                  If to Lessor:  TREASURE LAKE R.V. CAMPING CLUB
                                        1 Treasure Lake Drive
                                        Branson, Missouri 65616

         With a copy (which shall not constitute notice) to:

                                        GREENE & CURTIS, L.L.P.
                                        ATTORNEYS AT LAW
                                        Attention:  Ben K. Upp
                                        1350 East Woodhurst
                                        Springfield, Missouri 65804

                  If to Lessee:     ITEC ATTRACTIONS
                                        3562 Shepherd of the Hills Expressway
                                        Branson, Missouri 65616
                                        Attention:  Paul Rasmussen

         With a copy (which shall not constitute notice) to:

                                        SCHMIDT, KIRBY & SULLIVAN, P.C.
                                        Attention:  Dennis C. O'Dell
                                        2838 South Ingram Mill Road
                                        Springfield, Missouri 65804

         31. DUPLICATE ORIGINALS. This Lease may be executed in duplicate and each such executed duplicate shall constitute an original.

         IN WITNESS WHEREOF, the parties have hereunto set their hands the day and date first above written.

                                        TREASURE LAKE R.V. RESORT
CAMPING CLUB, INC., a Missouri
                                        Non-Profit Corporation

                                        By: __________________________
                                        Title: _______________________

                                    "LESSOR"


                                        ITEC ATTRACTIONS, INC., a
                                        Nevada Corporation, successor
                                        to INTERNATIONAL TOURIST
                                        ENTERTAINMENT CORPORATION

                                        By: __________________________
                                        Title: _______________________

                                    "LESSEE"

                          Lease Area No. 3 Description:

A Parcel of land situated in the N 1/2 of the SE 1/4 of the NW 1/4 of Section 35, Township 23 North, Range 22 West, in the City of Branson, Taney County, Missouri, Being more particularly described as follows: Beginning at a 5/8" iron pin set by RLS 2190 marking the Northwest corner of the SE 1/4 of the NW 1/4, said point being the Northwest corner of the Replat Commerce Park West Plat Book 22, at Page 42, a commercial subdivision plat recorded in Plat Book 26, at Pages 76 through 79 of the records of Taney County, Missouri, Thence S OO 05'34" E, along the West line of said Replat Commerce Park West Plat Book 22, at page 42, a distance of 538.60 feet to a point on the North right-of-way line of the
Shepherd of the Hills Expressway; Along the North right-of-way line of the Shepherd of the Hills Expressway as follows: Thence S 87 34'48" W, a distance of
317.00 feet; Thence Westerly along a 2.2228 degree curve to the right, 43.79 feet (said curve having a radius of 2455.00 feet); Thence S 88 36'07" W, a distance of 287.25 feet; Thence Westerly along a 1.6632 degree curve to the left, 11.97 feet (said curve having a radius of 3445.00 feet) to a point of the East line of the ITEC Property Lease; Then N 08 45'26" W, leaving the North right-of-way line of the Shepherd of the Hills Expressway and along the East line of the ITEC Property Lease, a distance of 109.85 feet to the New Point of Beginning; Along the East line of the ITEC Property Lease as follows: Thence continuing N 08 45'26" W, a distance of 14.07 feet, Thence N 05 55'39" E, a distance of 131,93 feet; Thence N 20 46'01" W, a distance of 106.73 feet; Thence N 08 45'26" W, a distance of 96.80 feet; Thence S 88 34'53" E, leaving the East line of the ITEC Property Lease, a distance of 101.49 feet; Thence S 20 29'32" E, a distance of 252.72 feet; Thence Southerly along a 66.6230 degree curve to the right, 125.18 feet (said curve having a radius of 86.00 feet); Thence S 62 54'26" W, a distance of 98.06 feet; Thence Southwesterly along a 89.5247 degree curve to the left, 1.13 feet (said curve having a radius of 64.00 feet) to the New Point of Beginning; Containing 0.98 acres of land, more or less, Subject to all easements and restrictions of record.